AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                             HOMESIDE LENDING, INC.

     1. The name of the corporation is HomeSide Lending, Inc., a Florida corporation (the "Corporation").

     2. This restatement contains amendments requiring shareholder approval and was approved and adopted by the sole shareholder of the Corporation on March 7, 2000.

     3. The duly adopted Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments to them.

     4. The Articles of Incorporation of the Corporation are hereby amended and restated in their entirety to read as follows:

                                   "ARTICLE I

                             NAME, PRINCIPAL OFFICE,

                     REGISTERED OFFICE AND REGISTERED AGENT

     1.1 Name. The name of this corporation is HomeSide Lending, Inc. (the "Corporation").

     1.2 Offices. The principal office and mailing address of the Corporation is:

                           7301 Baymeadows Way
                           Jacksonville, Florida  32256

The Corporation may also have, maintain and operate other offices as shall be proper or advisable in the discretion of the officers or Board of Directors of the Corporation.

Prepared by G. Alan Howard, Esq.
50 North Laura Street, Suite 2750
Jacksonville, Florida  32202
Florida Bar No. 0629091

     1.3 Registered Agent. The registered office of the Corporation shall be at:


                           7301 Baymeadows Way
                           Jacksonville, Florida  32256

     The name of the registered agent of the Corporation is Marilyn Lea at the above address.

                                   ARTICLE II

                                    PURPOSES

     2.1 Purposes. The purposes for which the Corporation is organized are:


     To engage in any or all lawful business purposes or enterprises for which corporations may be organized under the Florida Business Corporation Act, and which the Board of Directors may deem to be in the best interests of the Corporation, and to do all other things deemed by the Board of Directors to be necessary or desirable in connection with any of the Corporation's business.

                                   ARTICLE III

                                AUTHORIZED STOCK

     3.1 Number and Designation. The Corporation shall have the authority to issue One Hundred (100) shares of Common Stock, par value $1.00 per share.

     3.2 Preemptive Rights. No holder of capital stock of the Corporation of any class shall have any preemptive right to subscribe to or purchase (i) any shares of capital stock of this Corporation, (ii) any securities convertible into such shares or, or (iii) any options, warrants or rights to purchase such shares or securities convertible into any such shares.

     3.3 Voting Rights. The holders of Common Stock shall have unlimited voting rights and are entitled to receive the net assets of the Corporation upon liquidation, dissolution or winding up of the affairs of the Corporation.

                                   ARTICLE IV

                                    DIRECTORS

     The number of the Directors of this Corporation shall be not less than three (3) nor more than fifteen (15) as fixed from time to time by the provisions of the By-Laws.

                                    ARTICLE V

                     LIMIT ON LIABILITY AND INDEMNIFICATION

     5.1 The Corporation shall indemnify any person who has or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director or officer of the Corporation or served, at the written request of the President of the Corporation, as a Director or officer of another corporation (all of whom are hereinafter in this Article referred to in the aggregate as "indemnified persons" and in the singular as an indemnified person") against expenses (including attorneys' fees except as otherwise state in Section 5.3 of this Article), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by a judgment, order, settlement, adjudication or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     5.2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor against expenses (including attorneys' fees except as otherwise stated in Section 5.3 of this Article) actually and reasonably incurred by him in the connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

     5.3. The Corporation will be entitled to participate at its own expense in the defense and, if it so elects, to assume the defense of any claim, action, suit or proceeding. If the Corporation elects to assume the defense, such defense shall be conducted by counsel of good standing, chosen by it. In the event the Corporation elects to assume the defense of any such claim, action, suit or proceeding and retain such counsel, the indemnified persons shall bear the fees and expense of any additional counsel retained by them unless there are conflicting interests as between the Corporation and the indemnified persons that are for valid reasons objected to in writing by the indemnified persons.

     5.4. In discharging his duty to the Corporation, an indemnified person, when acting in good faith, may rely upon financial statements of the Corporation represented to him to be correct by the officer of the Corporation having charge of its books of accounts, or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of such Corporation.

     5.5. Any indemnification under this Article V (unless ordered by a court) shall be made only as authorized in the specific case upon a determination (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or even if obtainable, when a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion that the indemnified person has met the standards of conduct set forth in this Article V or (3) by the stockholder or stockholders.

     5.6. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in Section 5.5 of this Article V upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article V.

     5.7. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any indemnified person may be entitled under any agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to the action in another capacity while holding such office and shall inure to the benefit of the heirs, executors and administrators of such a person.

     5.8. The Board of Directors shall have power on behalf of the Corporation to grant indemnification to any person other than an indemnified person to such extent as the Board in its discretion may from time to time and at any time determine, but in no event to exceed the indemnification provided by this
Article V.

     5.9. If any part of this Article V shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected.

     5.10. Contractual Nature of Indemnification Obligations. The obligations of the Corporation to provide indemnification and advancement of expenses under this Article V are, and are intended by the Corporation to be treated as, contractual obligations owed by the Corporation to, and contractual rights of, all such present and former Directors, officers, employees and agents of the Corporation who satisfy the requirements set forth in this Article V for the receipt of indemnification or the advancement of expenses, and such obligations and rights shall be enforceable by all such persons against the Corporation.

     5.11. No Repeal or Retroactive Amendment. Notwithstanding anything herein to the contrary, the provisions of this Article V may not be repealed, amended or altered in any way that would impair or diminish the obligation of the Corporation to provide, or the rights of present and former Directors, officers, employees and agents of the Corporation to receive, indemnification and advancement of expenses pursuant to this Article V in connection with or in relation to any act, inaction or other event, or alleged act, inaction or other event, occurring before the time of such repeal, amendment or alteration.

                                   ARTICLE VI

                                    AMENDMENT

     As to each voting group entitled to vote on an amendment or restatement of these Articles of Incorporation, the vote required for approval shall be (i) the vote required by the terms of these Articles of Incorporation, as amended or as restated from time to time, if such terms specifically require the approval of more than a majority of the votes entitled to be cast thereon by such voting group; or (ii) if clause (i) of this Article is not applicable, a majority of the votes entitled to be cast thereon.

                                   ARTICLE VII

                                      TERM

         The term of the Corporation is perpetual.

         IN  WITNESS   WHEREOF,   the  undersigned   officer  of  the  aforesaid
Corporation has executed these Articles of Amendment and Restatement as of March 7, 2000.

                                            HOMESIDE LENDING, INC.




                             By:      /s/
                                      Robert J. Jacobs

                                      Executive Vice President, General Counsel and Secretary

                          REGISTERED AGENT CERTIFICATE

         In pursuance of the Florida Business Corporations Act, the following is submitted, in compliance with said statute:

         That HomeSide Lending, Inc., which has been organized under the laws of the State of Florida, with its registered office, as indicated in the Articles of Incorporation at the City of Jacksonville, County of Duval, State of Florida, has named Marilyn Lea, located at said registered office, as its registered agent to accept service of process and perform such other duties as are required in the State.

                                 ACKNOWLEDGMENT

         Having been named to accept service of process and serve as registered agent for the above-stated Corporation, at the place designated in this Certificate, the undersigned hereby accepts to act in this capacity, is familiar with ss. 617.0501, Florida Statutes, and agrees to comply with the provision of said statute relative in keeping open said office.

         DATED this 7th day of March, 2000.
                                                     /s/
                                                     Marilyn Lea